                                                                   Exhibit 21.1


                           QUESTRON TECHNOLOGY, INC.
                  EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT
                               AT MARCH 31, 1998



                                                           Date of                       State of
                   Name of Subsidiary                   Incorporation                 Incorporation
      ----------------------------------------     -----------------------       -------------------------
      Quest Electronic Hardware, Inc.                  October 12, 1994                  Delaware

      Questnet Components, Inc.                       February 13, 1996                  Delaware

      CompWare, Inc. d/b/a Webb Distribution          November 21, 1994                  Delaware

      Power Components, Inc.                            July 17, 1997                  Pennsylvania

      Integrated Material Systems, Inc.                January 14, 1997                  Arizona

      California Fasteners, Inc.                       August 17, 1973                  California